Exhibit 99.1


                           FOR IMMEDIATE RELEASE
                           ---------------------


                                                                  Sharmila Rao
                                      Vice President, Corporate Communications
                                                                  937/291-8282
                                                      sharmila.rao@mcsinet.com

     MCSi, Inc. Notes Filing of Securities Class Action Complaint


DAYTON, Ohio-January 27, 2003-MCSi, Inc. (Nasdaq:MCSI), today announced that it intends to defend itself vigorously against a putative class action complaint for violations of federal securities laws that was filed on January 17, 2003, in the United States District Court for the Southern District of Ohio, Western Division. The complaint names as defendants MCSi, MCSi's Chief Executive Officer, President and Chairman of the Board Michael E. Peppel, and its Chief Financial Officer and Vice-President, Ira H. Stanley. MCSi has retained the law firm of Willkie Farr & Gallagher to respond to the complaint.

Filed by three law firms, the named plaintiff is a single shareholder who purports to represent a class of MCSi shareholders who purchased MCSi securities between July 24, 2001 and February 26, 2002. The complaint alleges that during this seven-month period MCSi "made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading . . . in an effort to maintain artificially high market prices for MCSi's securities in violation of [U.S. securities law]."

"MCSi strongly denies the allegations of wrongdoing made in the lawsuit, and we intend to vigorously defend ourselves against the claims made," stated Mr. Peppel

About MCSi

MCSi has emerged as the nation's leading systems integrator of state-of-the-art presentation and broadcast facilities. MCSi's foresight and ability to converge audio-visual systems, broadcast media and networking technology, combined with design-build and engineering expertise, networking and configuration services, an extensive product line, and quality technical support services, has given MCSi a distinct advantage in the systems integration marketplace and has contributed to the dramatic growth of the Company.

MCSi's scalable solutions address clients at every level of the business transaction continuum. Products and services are available directly through the Company and its sales specialists, many of whom provide enterprise-wide solutions and/or work exclusively with clients on strategic and strong relationships maintained with manufacturers and technology leaders.

                                  -More-

MCSi, Inc.
January 27, 2003
Page 2


With the largest selection of audio-visual/presentation, broadcast, and networking products and the legacy of technical support and field service in locations across the U.S.A. and Canada, MCSi's customers are provided with a unique value that extends beyond the product. MCSi's products are also provided over a robust business-to-business e-commerce platform. Additional information regarding MCSi can be obtained at www.mcsinet.com (but is not part of this release).

The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, factors relative to its concentration on the audio-visual systems integration industry, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risk relating to its international operations, dependent on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended December 31, 2001 and 10-Q for the quarter ended September 30, 2002.



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